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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of FAC Realty, Inc. for the registration of 12,224,229 shares of its common stock and to the incorporation by reference therein of our reports dated January 31, 1997, with respect to the consolidated financial statements and schedule of FAC Realty, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1996, and dated March 7, 1997 with respect to the audited Combined Statement of Revenues and Certain Expenses of North Hills for the year ended December 31, 1996, included in its Current Report on Form 8-K dated April 11, 1997 (as amended on Form 8-K/A dated May 27, 1997), both filed with the Securities and Exchange Commission.

                                     /s/  Ernst & Young LLP

                                         ERNST & YOUNG LLP

Raleigh, North Carolina
October 30, 1997